Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-288021) of Voyager Technologies, Inc. of our report dated March 10, 2026 relating to the financial statements which appear in Voyager Technologies, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 10, 2026